UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2007
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 29, 2007, Altria Group, Inc. (“Altria”) announced that its Board of Directors intends to pursue the spin-off of Philip Morris International Inc. (“PMI”) to Altria’s shareholders. The Altria Board of Directors anticipates that it will be in a position to finalize its decision and announce the precise timing of the spin-off at its regularly scheduled meeting on January 30, 2008. In addition to a final determination by the Board, the spin-off of PMI will be subject to the receipt of a favorable ruling from the Internal Revenue Service, the receipt of an opinion of tax counsel, the effectiveness of a registration statement with the Securities and Exchange Commission, as well as the execution of several intercompany agreements and the finalization of other matters.
     On August 29, 2007, the Altria Board of Directors also voted to increase the company’s regular quarterly dividend. The new quarterly dividend of $0.75 per common share is up 8.7% from the previous rate of $0.69 per common share, and represents an annualized rate of $3.00 per common share. The dividend is payable on October 10, 2007 to stockholders of record as of September 14, 2007. The ex-dividend date is September 12, 2007.
     A copy of the press release issued by Altria is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Altria Group, Inc. Press Release dated August 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.
By:	/s/ G. Penn Holsenbeck
	Name:	G. Penn Holsenbeck
	Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: August 29, 2007

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Altria Group, Inc. Press Release dated August 29, 2007.